Exhibit 21

                               XANSER CORPORATION
                                 SUBSIDIARY LIST


XANSER CORPORATION
Corporate Insurers Ltd
Xtria LLC
Double Eagle Cabling and Communications LLC
National Asset Information Services, Inc.
CPIA, Inc.
Viata Corporation
Kaneb Financial Corporation
Furmanite Equipment Leasing Company LLC
Furmanite Worldwide, Inc.
Furmanite America Inc.
Furmanite Offshore Services, Inc.
Furmanite Malaysia LLC
Specialty Industrial Services Sdn. Bhd.
Furmanite (Malaysia) Sdn. Bhd.
Furmanite Australia Pty Ltd
Furmanite NZ Limited
Furmanite Holding AS
Furmanite AS (Norway)
CMS:  Corrision Monitoring Services AS
Furmanite SA
Furmanite NV
Metalock NV (Belgium)
Furmeta Holding BV
Metaholding BV
Metalock BV
Furmanite BV
Furmanite East Asia Limited (Hong Kong)
Furmanite Singapore PTE Limited
Furmanite Limited
Furmanite 1986 Limited
Furmanite International Limited
Furmanite Germany, Inc.
Management Services Furmanite Holding GmbH
Furmanite Technische Dienstleisfungen GmbH
Furmanite Industrie Service GmbH